Exhibit 5.1

SUITE 1000 VOLUNTEER BUILDING 832 GEORGIA AVENUE CHATTANOOGA, TENNESSEE 37402-2289 (423) 756-6600 FAX (423) 785-8480

May 7, 2008

Chattem, Inc.

1715 West 38th Street

Chattanooga, Tennessee 37409

RE:	Chattem, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Chattem, Inc., a Tennessee corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-3 dated as of the date hereof (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities (the “Securities”): (i) one or more series of debt securities of the Company (“Debt Securities”), which may be guaranteed (the “Guarantees”) by one or more of the Company’s domestic subsidiaries (the “Guarantors”); (ii) shares of common stock, no par value per share (the “Common Stock”); (iii) one or more series of preferred stock (the “Preferred Stock”); (iv) warrants (the “Warrants”) to purchase Debt Securities, Preferred Stock, Common Stock or other securities; (v) depositary shares representing an interest in a fractional share or multiple shares of Preferred Stock and evidenced by a depositary receipt (the “Depositary Shares”); (vi) stock purchase contracts (the “Stock Purchase Contracts”); and (vii) units (the “Units”).

The Debt Securities and any Guarantees will be issued pursuant to that certain indenture to be entered into by and among the Company, as issuer, one or more of the Guarantors, if applicable, and U.S. Bank, National Association, as trustee (the “Trustee”), in the form included as Exhibit 4.11 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”). Any Debt Securities may be exchangeable for and/or convertible into shares of Common Stock or Preferred Stock or into other securities. Any of the Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock or into other securities. The Depositary Shares may be issued under one or more Deposit Agreements (each, a “Deposit Agreement”) by and between the Company and a bank or trust company selected by the Company and identified in the applicable Deposit Agreement as depositary agent (each, a “Depositary”). The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and a bank or trust company selected by the Company and identified in the applicable Warrant Agreement as warrant agent (each, a “Warrant Agent”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement.

In connection with this opinion letter, we have examined and relied on (i) the Restated Charter of the Company, as amended (the “Charter”); (ii) the Amended and Restated Bylaws of the Company (the “Bylaws”); (iii) the Indenture; (iv) the Registration Statement; (v) the Prospectus; and (vi) such other records, documents, instruments and certificates as we have deemed necessary, relevant or appropriate to enable us to render the opinions expressed herein. We have made no independent verification of the factual matters set forth in the foregoing documents and disclaim any responsibility for examination of any other records, documents, instruments or certificates.

Based upon and subject to the foregoing, and in reliance thereon, and subject to the assumptions, qualifications, exceptions and limitations set forth herein and in Exhibit A attached hereto, we are of the opinion that:

1. When the Indenture has been duly authorized, executed and delivered by the Company, and when the specific terms of any particular series of Debt Securities have been duly established in accordance with the Indenture and applicable law and authorized by all necessary corporate action of the Company so as not to result in a default under or breach of any agreement or instrument binding on the Company and to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when any such Debt Securities have been duly executed and issued by the Company, duly authenticated by the Trustee and duly delivered by or on behalf of the Company against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement, any prospectus supplement relating thereto, and any purchase, underwriting or similar agreement, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When the Indenture (including the Guarantees contained therein) has been duly authorized, executed and delivered by the Company and one or more Guarantors, and when the specific terms of any particular series of Debt Securities and the related Guarantees have been duly established in accordance with the Indenture and applicable law and authorized by all necessary corporate or limited liability company action of the Company and each such Guarantor so as not to result in a default under or breach of any agreement or instrument binding on the Company and each such Guarantor and to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and each such Guarantor, and when any such Debt Securities have been duly executed and issued by the Company, duly authenticated by the Trustee and duly delivered by or on behalf of the Company against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement, any prospectus supplement relating thereto, and any purchase, underwriting or similar agreement, such Guarantees contained in the Indenture will be the legally valid and binding obligations of each such Guarantor, enforceable against each such Guarantor in accordance with their terms.

3. When an issuance and the particular terms of an issuance of Common Stock and the terms of the offering have been duly authorized by all necessary corporate action of the Company, and when the Company has received the consideration therefor specified in any applicable purchase, underwriting or similar agreement approved by the Company’s Board of Directors, and when, in the case of any Common Stock to be issued under any Warrants, upon due exercise, and the payment of the exercise price specified in, such Warrants, and when, in the case of any Common Stock to be issued upon the exchange or conversion of Debt Securities or Preferred Stock, Warrants and other rights that are exchangeable for or convertible into Common Stock, upon due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments (including proper payment) and in the manner contemplated by the Registration Statement, any prospectus supplement relating thereto, and any purchase, underwriting or similar agreement, such Common Stock (including any Common Stock that may be issued pursuant to Stock Purchase Contracts or as part of Units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will be validly issued, fully paid and nonassessable.

4. When an issuance and the particular terms of an issuance of Preferred Stock and the terms of the offering have been duly authorized by all necessary corporate action of the Company, and when a series of Preferred Stock has been duly established in accordance with the terms of the Charter, and when Articles of Amendment to the Charter fixing and determining the terms of the Preferred Shares has been duly filed with the Secretary of State of the State of Tennessee and accepted for filing, and when the Company has received the consideration therefor specified in any applicable purchase, underwriting or similar agreement approved by the Company’s Board of Directors and in the manner contemplated by the Registration Statement, any prospectus supplement relating thereto, and when, in the case of any Preferred Stock to be issued under any Warrants, upon due exercise of, and the payment of the exercise price specified in such Warrants, such Preferred Stock (including any Preferred Stock that may be issued pursuant to Stock Purchase Contracts or as part of Units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will be validly issued, fully paid and nonassessable.

5. When an issuance and the particular terms of an issuance of Warrants and the terms of the offering thereof have been duly authorized by all necessary corporate action of the Company, and when the Warrant

Agreement relating to such Warrants or other rights has been duly authorized, executed and delivered by the Company and any Warrant Agent appointed by the Company, and when the terms of such Warrants or other rights have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and when such Warrants or other rights or certificates representing such Warrants or other rights have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement related thereto, and in accordance with any purchase, underwriting or similar agreement, such Warrants or other rights (including any Warrants that may be issued pursuant to Stock Purchase Contracts or as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. When an issuance and the particular terms of an issuance of Depositary Shares and the terms of the offering have been duly authorized by all necessary corporate action of the Company, and when the Deposit Agreement relating to such Depositary Shares has been duly authorized, executed and delivered by the Company, and when the specific terms of such Depositary Shares or other rights have been established in accordance with the Deposit Agreement and authorized by all necessary corporate action of the Company, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and when the Depositary Shares have been duly executed, issued and delivered by the Depositary against payment therefor in accordance with the Deposit Agreement and in the manner contemplated by the Registration Statement, any prospectus supplement related thereto, and any purchase, underwriting or similar agreement, and assuming the underlying Preferred Stock has been validly issued and deposited with the Depositary, such Depositary Shares (including any Depositary Shares that may be issued pursuant to Stock Purchase Contracts or as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. When an issuance and the particular terms of an issuance of any Stock Purchase Contracts and the terms of the offering have been duly authorized by all necessary corporate action of the Company, and the securities of any other entities to be included in the Stock Purchase Contracts, if any, have been duly authorized and issued by such entity, and when the Stock Purchase Contracts or instruments or agreements relating thereto have been duly authorized, executed and delivered by the Company and any agent appointed by the Company, and when the terms of such Stock Purchase Contract or instruments or agreements relating thereto have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and when such Stock Purchase Contracts have been duly executed and authenticated in accordance with the applicable instrument or agreement and issued, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement related thereto, and any purchase, underwriting or similar agreement, such Stock Purchase Contracts (including any Stock Purchase Contracts that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. When an issuance and the particular terms of an issuance of any Units and the terms of the offering have been duly authorized by all necessary corporate action of the Company, and the securities of any other entities to be included in the Units, if any, have been duly authorized and issued by such entity, and when the Unit agreement or Unit agreements relating to such Units have been duly authorized, executed and delivered by the Company and any agent appointed by the Company, and when the terms of such Units or Unit agreements have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and when such Units have been duly executed and authenticated in accordance with the applicable Unit agreement and issued, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto, and any purchase, underwriting or similar agreement, such Units (including any Units that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part thereof. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ MILLER & MARTIN PLLC

MILLER & MARTIN PLLC

EXHIBIT A

ASSUMPTIONS, QUALIFICATIONS, EXCEPTIONS AND LIMITATIONS

A. The opinions expressed in our letter to the Company dated as of May 7, 2008 (the “Opinion Letter”) are subject to the following assumptions, qualifications and exceptions:

(1) The genuineness of all signatures on all documents reviewed by us; the authenticity of all documents submitted to us as originals; the conformity to the originals of all documents submitted to us as copies; and each certificate or other document issued by any public authority is accurate, complete, and authentic and all public records are accurate and complete,

(2) The accuracy and completeness of all facts set forth in all certificates and other statements, reports, documents, records, financial statements and papers reviewed by us (including the Registration Statement), and the accuracy and completeness of all factual representations, warranties, schedules and exhibits contained in the documents reviewed by us (including the Registration Statement), with respect to the factual matters set forth therein,

(3) That the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement,

(4) That a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws,

(5) That the Company has timely filed all necessary reports pursuant to the Securities Act or Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference,

(6) That all Securities will be issued and sold in compliance with applicable state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement,

(7) That a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto,

(8) That any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, and

(9) That the Indenture, Warrants, Warrant Agreements, Deposit Agreements, Stock Purchase Contracts and agreements, Units and Unit agreements are governed by Tennessee law. We note that the parties to the Indenture have designated the laws of the State of New York as the laws governing the Indenture and, as set forth in paragraph E below, for purposes of this Opinion Letter we assume that the Laws of the State of New York are the same as the Laws of the State of Tennessee. We express no opinion regarding the laws of any state or jurisdiction other than as expressly set forth in paragraph E below.

B. We have not undertaken any independent investigation to determine the existence or absence of such facts which would be contrary to the opinions expressed herein, and no inference as to the knowledge of the existence of such facts should be drawn from the fact of our representation of the Company.

C. This opinion is based upon our knowledge of law and our understanding of the facts on the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

D. The opinions expressed above are limited to the legal matters specifically addressed, and no opinion is to be implied or inferred beyond the legal matters expressly so addressed. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

E. We are qualified to practice law in the State of Tennessee. We do not express any opinion herein concerning the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of Tennessee. Our advice on every legal issue addressed in this Opinion Letter is based exclusively on the internal laws of the State of Tennessee or the federal law of the United States. To the extent that any issue, instrument or agreement is governed by laws other than Tennessee law, we have assumed that such other law is the same as Tennessee law. We advise you that issues, instruments and agreements addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

F. The opinions expressed above with respect to enforceability are further subject to the following qualifications: the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, rearrangement, liquidation, conservatorship and other similar laws affecting the rights and remedies of creditors generally. This exception includes: (i) the federal bankruptcy code; (ii) all other federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights and remedies of creditors generally (not just creditors of specific types of debtors); (iii) all other federal bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement, and assignment for the benefit of creditors laws that have reference to or affect generally only creditors of specific types of debtors and state laws of like character affecting generally only creditors of financial institutions and insurance companies; (iv) state fraudulent transfer and conveyance laws; and (v) judicially developed doctrines relevant to any of the foregoing laws, such as substantive consolidation of entities.